UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT 1 to

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2012

Preventia Inc.

(Exact name of registrant as specified in its charter)
Commission File Number 000-54466

Nevada

   27-2438013

(State or other jurisdiction of

 (IRS Employer

Incorporation or organization)

Identification No.)

36 Toronto St., Suite 1150

        Toronto, ON

 M5C 2C5

    (Address of principal executive offices)

(Zip Code)

(Registrant’s telephone number, including area code):  (416) 844-3723

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On October 22, 2012, Preventia, Inc. (the “Company”) dismissed Gumbiner Savett, Inc. (“Gumbiner”), its current independent registered public accounting firm, due to management's belief that the newly appointed independent registered public accounting firm is better suited to provide the registrant's audit needs.   Gumbiner audited the financial information for the Company for the years ended December 31, 2011 and 2010.

The decision to dismiss its independent registered public accounting firm was approved by the Company’s board of directors.

During the years ended December 31, 2010 and 2011 and through the date of dismissal , there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which if not resolved to the satisfaction of Gumbiner, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any report.

Gumbiner’s report on the financial statements for either of the past two years did not contain a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.  A going concern note was issued for the Company for the years ended December 31, 2010 and 2011.

(b)  On October 22, 2012 , the Company’s board of directors engaged Madsen & Associates, CPAs, Inc. (“Madsen”) as its independent registered public accounting firm for the year ended December 31, 2012.    On October 22, 2012, Madsen informed the Company that they had completed their acceptance process.  The Company did not consult with Madsen during the years ended December 31, 2011 and 2010 or any subsequent interim periods preceding the engagement of Madsen regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion Madsen might render on the Company’s consolidated financial statements.

In accordance with the rules of the Securities and Exchange Commission, the Company provided Gumbiner a copy of the disclosures made under this current report on Form 8-K, Item 4.01 and requested Gumbiner to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Gumbiner agrees with the above statements. Such letter is attached as Exhibit 16.1

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

No.            Description

16.1             Letter from Gumbiner dated December 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Preventia, Inc.

By:      /s/ Robert J. Stevens

Robert J. Stevens

Chief Executive Officer